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                        Consent of Auditor

I hereby consent to the use in this Form SB-2 for X-Net Services Corp., of my report dated April 17, 2001,relating to the March 31, 2001, financial statements of X-Net Services Corp.


/s/ Ted A. Madsen
Ted A. Madsen
Salt Lake City, Utah
May 24, 2001